EXHIBIT 10.2
AMENDMENT NUMBER TWO TO
XTO ENERGY INC.
AMENDED AND RESTATED AGREEMENT

WHEREAS, the Amended and Restated Agreement was executed and effective on the 15th day of October, 2004, by and between XTO ENERGY INC., a Delaware corporation (the “Company”), and BOB R. SIMPSON (the “Executive”), and was amended by that Amendment No. One to XTO Energy Inc. Amended and Restated Agreement (as amended, the “Agreement”); and

WHEREAS, pursuant to Section 4.2 of the Agreement, the Agreement may be amended by mutual written agreement signed by the Company and the Executive (the “Parties”); and

WHEREAS, the Parties desire to amend the Agreement (i) to reflect that the Amended and Restated Management Group Employee Severance Protection Plan is now referred to as the “Second Amended and Restated Management Group Employee Severance Protection Plan,” (ii) to eliminate the requirement that the Company provide a Gross-Up Payment (as defined in the Agreement) to the Executive under Section 2.4 of the Agreement, and (iii) to permit the reduction of the amount of Total Payments (as defined in the Agreement) paid to the Executive under Section 2.4 of the Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, the Company and the Executive agree as follows:

1. Section 1.2 is amended by deleting the last sentence in said Section in its entirety and substituting in lieu thereof the following:

For purposes of this Agreement, if the Executive’s employment with the Company is terminated by the Company other than for “Cause” (as defined in the Second Amended and Restated XTO Energy Inc. Management Group Employee Severance Protection Plan (the “Severance Plan”)) prior to the date on which a Change in Control occurs, and it is reasonably demonstrated that such termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with a Change in Control, then for all purposes hereof, such termination shall be deemed to have occurred immediately following a Change in Control.

2. Section 2.4 is amended by deleting said Section in its entirety and substituting in lieu thereof the following:

2.4 Payment Reduction. In the event it shall be determined that any payment or distribution of any type by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the “Total Payments”), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the “Excise Tax”), then the amount of the Total Payments, shall be reduced, so that the aggregate present value of all payments in the nature of compensation to (or for the benefit of) the Executive which are contingent on a change of control (as defined in Section 280G(b)(2)(A) of the Code) is the maximum amount of payments that could be made, without the imposition of the excise tax under Section 4999 of the Code. To the extent the Total Payments must be reduced in accordance with this Section 2.4, the Company shall retain cash amounts that are otherwise payable to the Executive, and, if necessary, the Company shall retain such other amounts, in its discretion, which would otherwise be payable to the

Executive. The provisions of Section 13 of Executive’s employment agreement (as amended) shall apply for all purposes (and are incorporated herein by reference) with respect to any benefits receivable by Executive under the Agreement including (i) the calculation and limitation of the Total Payments Executive is to receive under the Agreement, (ii) the calculation of the Excise Tax that may be imposed on Executive with respect to such Total Payments, (iii) the calculation of any Underpayment and Indemnification Amount with respect to any Underpayment related to benefits under the Agreement, and (iv) the time for payment of any such amounts by the Company; for these purposes all defined terms in Section 13 shall apply for all purposes of the Agreement in connection with Executive’s benefits under the Agreement.

3. Except as amended hereby, the Agreement, as previously amended, shall remain in full effect.

IN WITNESS WHEREOF, the Parties have caused this amendment to the Agreement to be executed and delivered as of December 31, 2007.

XTO ENERGY INC.

By: /s/ Vaughn O. Vennerberg II
Name:  Vaughn O. Vennerberg II
Title: Senior Executive Vice President and
Chief of Staff

EXECUTIVE

/s/ Bob R. Simpson
Bob R. Simpson